Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800	Facsimile: +1 212 446 4900

www.kirkland.com

February 24, 2022

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common stock of the Company, without par value (the “Common Stock”); (ii) preferred stock of the Company, without par value (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) one or more series of debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) stock purchase contracts, pursuant to which the holder will purchase from the Company, a specified number of shares of Common Stock at a future date (the “Stock Purchase Contracts”); and (vi) stock purchase units consisting of Stock Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Depositary Shares, Debt Securities, Warrants and Stock Purchase Contracts, the “Covered Securities”), in one or more offerings from time to time on a delayed or continuous basis.

You have advised us that: (i) the Depositary Shares will be issued pursuant to one or more deposit agreements (including a form of depositary receipt evidencing the Depositary Shares) (each, a “Deposit Agreement”), by and between the Company and a depositary (each, a “Depositary”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; (ii) the Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (including any amendments or supplements thereto, the “Indenture”) dated February 1, 1991, between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”); (iii) the Warrants will be issued pursuant to one or more warrant agreements (including a form of certificate evidencing the Warrants) (each, a “Warrant Agreement”), by and between the Company and a bank or trust company named therein as the warrant agent (the “Warrant Agent”), in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; (iv) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contracts (including a form of Stock Purchase Contract) (each, a “Stock Purchase Contract”), by and among the Company and the other parties named herein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; and (v) the Stock Purchase Units will be issued under one or more unit agreements (including a form of Stock Purchase Unit) (each, a “Unit Agreement”), by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein. The Indenture and each Deposit Agreement, Warrant Agreement, Stock Purchase Contract and Unit Agreement shall be referred to herein as a “Governing Document.” Each Depositary, Trustee, Warrant Agent and any other counterparty to a Governing Document shall be referred to herein as a “Governing Document Counterparty.”

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Eli Lilly and Company

February 24, 2022

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all legal right, power and authority to execute, deliver and perform its obligations under the Covered Securities and the Governing Documents. We note that you are relying with respect to all matters of Indiana law and Company authority on an opinion of Barnes & Thornburg LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

We have also assumed that:

(i)

the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Covered Securities are offered or issued as contemplated by the Registration Statement;

(ii)

a prospectus supplement or term sheet (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Covered Securities offered thereby and will comply with all applicable laws;

(iii)

all Covered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	the Covered Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(v)

at the time of the issuance, sale and delivery of each Covered Security, (1) the authorization of such Covered Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Covered Security and (2) the issuance, sale and delivery of such Covered Security, the terms of such Covered Security and the terms of the applicable Governing Document and compliance by the Company with the terms of such Covered Security as well as the terms of the applicable Governing Document will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

Eli Lilly and Company

February 24, 2022

(vi)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Covered Securities being offered and to execute and deliver the applicable Governing Document;

(vii)

a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Covered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(viii)

with respect to any Stock Purchase Contracts and Stock Purchase Units, any Common Stock purchased pursuant to such Stock Purchase Contracts or Stock Purchase Units will have been authorized, validly issued, fully paid and nonassessable (to the extent applicable);

(ix)

the Indenture has been, and any supplements, amendments or certificates required to issue any Covered Securities thereunder will have been, duly authorized, executed and delivered by the Company and the Trustee, and the Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(x)

any Covered Securities issuable upon conversion, exchange, or exercise of any Covered Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.    When, as and if (a) any shares of Preferred Stock underlying the Depositary Shares have been duly authorized, duly established and, if appropriate, reserved for issuance and sale in accordance with the applicable Deposit Agreement, the Company’s organizational documents and applicable law, (b) appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, execution and delivery of the Deposit Agreement and the Depositary Shares, (c) the Deposit Agreement has been duly executed and delivered by the Depositary and the Company in accordance with such Company authorization, (d) the shares of Preferred Stock represented by the Depositary Shares have been duly issued and delivered to the Depositary under the applicable Deposit Agreement, and (e) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by the Depositary and/or duly authorized officers of the Company against payment in accordance with the applicable Company authorization, applicable Purchase Agreement, applicable Deposit Agreement and applicable law, such Depositary Shares will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

2.    When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such Company authorization, the Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Trustee in accordance with the Indenture, such Debt Securities (including any Debt Securities duly executed and delivered upon conversion or exercise of other Covered Securities pursuant to the terms thereof that are exercisable for the purchase of Debt Securities, assuming in each case that such Debt Securities have been duly authorized, issued, paid for and delivered by the Company and the Trustee, as applicable) will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

Eli Lilly and Company

February 24, 2022

3.    When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement and the Warrants, (c) the Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company in accordance with such Company authorization, (d) Warrants with such terms have been duly executed, attested, issued and delivered by the Warrant Agent and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Warrant Agreement and applicable law, and (e) the Debt Securities, Common Stock and Preferred Stock issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate or organizational action, such Warrants will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    When, as and if (a) any Stock Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Stock Purchase Contracts, (c) Stock Purchase Contracts with such terms have been duly executed, attested, issued and delivered by any applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Stock Purchase Contract and applicable law, and (d) the Common Stock issuable upon exercise of such Stock Purchase Contracts has been duly authorized and reserved for issuance by all necessary corporate or organizational action, such Stock Purchase Contracts will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.    When, as and if (a) any Stock Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Units (including a form of certificate evidencing the Stock Purchase Units) and the related Unit Agreement, (c) the Unit Agreement has been duly executed and delivered by any applicable Governing Document Counterparty and the Company in accordance with such Company authorization, (d) the Stock Purchase Units with such terms have been duly executed, attested, issued and delivered by any applicable Governing Document Counterparty and/or duly authorized officers of the Company against payment in accordance with such Company authorization, the applicable Purchase Agreement, applicable Unit Agreement and applicable law, and (e) the Common Stock and any other Covered Securities issuable upon exercise of such Stock Purchase Units have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of any Debt Securities issuable thereunder, the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate action, such Stock Purchase Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Eli Lilly and Company

February 24, 2022

Our advice is limited to the laws of the State of New York. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations or laws of the State of Indiana. We have assumed the Governing Documents will be governed by, and construed in accordance with, the laws of the State of New York.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as Trustee, Warrant Agent, Depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Covered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Eli Lilly and Company

February 24, 2022

Sincerely,

/s/ Kirkland & Ellis LLP